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                                   SCHEDULE A
                                   ----------

                               DELAWARE VIP TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                          EFFECTIVE AS OF MAY 20, 2003




Delaware VIP Balanced Series
Delaware VIP Capital Reserves Series
Delaware VIP Cash Reserve Series
Delaware VIP Diversified Income Series
Delaware VIP Emerging Markets Series
Delaware VIP Global Bond Series
Delaware VIP Growth Opportunities Series
Delaware VIP High Yield Series
Delaware VIP International Value Equity Series
Delaware VIP Large Cap Value Series
Delaware VIP REIT Series
Delaware VIP Select Growth Series
Delaware VIP Small Cap Value Series
Delaware VIP Social Awareness Series
Delaware VIP Trend Series
Delaware VIP U.S. Growth Series



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AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                                DELAWARE VIP TRUST
                                                              for its series set forth in this Schedule A



By:      Douglas L. Anderson                                  By:      David K. Downes
         -----------------------------------                           -----------------------------------
Name:    Douglas L. Anderson                                  Name:    David K. Downes
Title:   Senior Vice President/Operations                     Title:   President/Chief Executive Officer/
                                                                       Chief Financial Officer

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